4
                                                  EX-10.i.b
                                    AGREEMENT TO PURCHASE AND SALE OF EXCLUSIVE
                                                 MARKETING RIGHTS

         Agreement dated as of the 19th day of March, 1998 by and among Catalyst Communications, Inc., a Utah corporation maintaining its business at 355 Interstate Blvd., Sarasota, FL, 34240, (the "Seller"); and Global Resources Group, Inc., (the "Buyer"), a Nevada corporation, maintaining its business office at 5841 Corporate Way, Suite 104, W Palm Beach, FL, 34407.

Background Information

Seller is engaged in the prepaid phone card business. Buyer desires to acquire certain Exclusive Marketing Rights to products described within agreements signed between Seller and RealTime Media, Inc. on July 14, 1997 and September 12, 1997, held by Seller. In addition, Buyer desires to buy all existing retail contracts for said products. Seller is willing to sell the exclusive marketing rights to Buyer, but only upon the terms and conditions hereinafter set forth. Accordingly, in consideration of the premises and the mutual agreements contained in this Agreement, Seller and Buyer hereby agree as follows:

Operative Provisions

1. Agreement to Sell and Purchase. Subject to the terms and conditions of this Agreement, at the closing referred to in Section 2. hereof (the "Closing"), the Buyer shall acquire all exclusive marketing rights of Seller in and to the internationally patented products listed or described in "Exhibit A" attached hereto.

2. Closing. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held on March 4, 1998 (the "Closing Date"), at the office of the Seller, or at such other date or place as the parties hereto may mutually agree; provided that either party may terminate this Agreement immediately upon notice if the closing shall not have occurred by 7:00 p.m., Sarasota, Florida time on March 5, 1998. Buyer shall deliver to Seller all common stock shares of Global Resources Groups, Inc. in accordance with Section 3 (a) (1) hereof.

3.      Purchase Price and Payments.

        (a) The Purchase Price shall be paid in the following manner:

        (1) At the Closing, the Buyer shall deliver 3,150,000 common shares of Global Resources Group, Inc. stock, of which 3,000,000 will be restricted common stock shares and 150,000 will be market tradeable common stock.

4.       No Assumption of Liabilities.

         (a) Liabilities Not Assumed. Buyer shall not assume or be responsible for any liability or obligation of Seller, and Seller shall continue to be responsible for all its known and unknown liabilities and obligations, whether arising prior to, on, or subsequent to the Closing Date ("Retained Liabilities").

       (b) Adjustments. Buyer and Seller shall make adjustments to the Purchase Price that may be appropriate so that Buyer does not both pay Seller for any asset and assume Seller's liability to pay the Purchase Price thereof to a third party.

5. Representations and Warranties by Seller and Shareholder. To induce the Buyer to enter into this Agreement, Seller represent and warrants as follows:

        (a) Organization and Standing by Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; and has all requisite corporate power and authority to perform its duties under the Contracts and to provide the Services now being offered pursuant thereto. The Seller is licensed to do business and/or qualified as a foreign corporation in any jurisdiction in which it is registered to perform the Services under the Contract. Seller has the corporate power to sell, assign, transfer, convey and deliver the Exclusive Marketing Rights contemplated by this Agreement.

        (b) Authorization. The execution, delivery and performance of this Agreement by Seller and its consummation of the transactions contemplated hereby have been duly authorized by Seller, which authorization and approval constitute all authorization necessary on the part of Seller. The execution, delivery and performance of this Agreement do not and will not violate or result in a breach or give rise to any fight of termination or acceleration under any provision of any obligation, agreement, instrument or other document to which Seller is a party or by which it is otherwise bound, or any order or judgement of any court or governmental authority having jurisdiction over Seller or any of its assets, and will not violate any provision of Seller's Articles of Incorporation or By-Laws. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

        (c) Compliance with Laws. Seller has materially complied with all applicable laws and regulations of foreign, federal, state, local and other governmental authorities and agencies which affect the aforesaid marketing rights. Neither Seller nor Buyer has received a notice or been made aware of any charge asserting any violation of any law with regard to the Services provided pursuant to the marketing rights.

        (d) Absence of Undisclosed Liabilities. To the best knowledge of Seller, Seller has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, arising under or claiming an interest in said marketing rights. Seller knows nor has any reason to know of any basis for the assertion of any such liability or obligation.

6. Buyer's Representations and Warranties. To induce Seller to enter into this Agreement, Buyer represents and warrants as follows:

        (a) Organization and Standing of Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the

        State of Nevada, is properly qualified to do business in Florida as a foreign corporation and has all requisite corporate power and authority, and all contract rights, to own its assets and to carry on and engage in its business affairs as now conducted.

        (b) Authorization. When executed and delivered by the Buyer, this Agreement will constitute a valid and binding obligation of the Buyer, enforceable in accordance with its terms.

7. Further Assurances. Seller agrees that, at any time and from time to time after the Closing Date, it will execute and deliver to Buyer such further conveyances, assignments and other written assurances as Buyer may reasonably request in order to vest and confirm in Buyer, or its assignee, title to the Exclusive Marketing Rights to be transferred, assigned and conveyed hereunder.
Following the Closing Date, Seller will provide without charge such explanations, descriptions and general information as Buyer may reasonably request with respect to the Exclusive Marketing Rights.

8. Survival of Warranties. All representations and warranties in this Agreement shall survive for a period of three (3) years following the Closing Date, notwithstanding any investigation by or on behalf of any party.

9. Brokerage Fees. Seller and Buyer hereby severally represent and warrant to each other that they have not, respectively, incurred any liability for brokerage or finders' fees or agents' commissions in connection with this Agreement or the transactions contemplated hereby.

10.      Miscellaneous.

       (a) Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of and be enforceable by the permitted successors and assigns of the parties hereto and shall be binding upon their respective permitted successors and assigns.

        (b) Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing (including facsimile transmission or similar writing) addressed:


         If to Seller:

         Carl L. Smith
         Chief Executive Officer
         Catalyst Communications, Inc.
         355 Interstate Blvd.
         Sarasota, FL 34240
         941/923-1949 - 941/921-2821 (FAX)


         If to Buyer:

         Chris Beck
         Chief Executive Officer
         Global Resources Group, Inc
         5841 Corporate Way
         Suite 104
         W. Palm Beach, FL 34407
         561/802-3111

         Each notice, request, demand or other communication shall be effective and deemed to have been received, (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and confirmation is received, (b) if given by mail, the earlier of actual receipt or 72 hours after such communication is deposited in the mail with registered first class postage prepaid, addressed as aforesaid,
         (c) if given by an overnight courier service of national recognition, the business day following the business day of deposit with such service, together with a proper airbill affixed, addressed as aforesaid and shipping charges prepaid or prearranged, or (d) if given by any other means, when delivered to the aforesaid address. Either party may change the address to which notices are to be delivered to it by giving written notice of such other address to the other party.

         (d) Severability; Amendments; Captions. The invalidity or unenforceability of any provision herein shall not offset the validity or enforceability of any provision hereof. This Agreement shall not be modified, amended or terminated except by written agreement of both parties. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

(e) Application of Florida Law; Venue. This Agreement, and the applications or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue for any legal action which may be brought thereunder shall be deemed to lie in Palm Beach County, Florida.

(f)      Counterparts.   This  Agreement  may  be  executed  in  any  number  of
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto the day and year first above written.


Attest:                                            CATALYST COMMUNICATIONS, INC.


                                                     By:      Carl L Smith
Secretary                                                     Carl L. Smith
                                                             Chairman



Attest:                                           GLOBAL RESOURCES GROUP, INC.


                                                 By:      Chris Beck
Secretary                                                 Chris Beck
                             Chief Executive Officer

CCL98.1